As filed with the Securities and Exchange Commission on April 30, 1999

                                                      Registration No. 333-52767

                                 POST EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             WASHINGTON, D.C. 20549



                               REGENT GROUP, INC.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                              22-1558317
  (State or jurisdiction of                                   (I.R.S. Employer
incorporation or organization)                               Identification No.)


               477 MADISON AVENUE, NEW YORK NY                   10022
          (Address of principal executive offices)             (Zip Code)

        CONSULTING AGREEMENT BETWEEN REGENT GROUP, INC. AND CHARLES PINTO
                            (Full title of the Plan)

       MARVIN E. GREENFIELD, 477 MADISON AVENUE, NEW YORK, NEW YORK 10022
                    (Name and address of agent for service)

                                 (212) 207-4560
          (Telephone number, including area code, of agent for service)


         The registrant hereby de registers all of the 280,000 shares of common stock of the registrant previously registered in this Registration Statement on Form S-8.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New
York, on April 30, 1999.

                                   REGENT GROUP, INC.



                                   By: /s/ MARVIN E. GREENFIELD
                                       Marvin E. Greenfield,  President, Chief
                                       Executive and Financial Officer, Director



         Pursuant to the requirements of the Securities Act of 1933, this Post
Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
Name                                        Title                                    Date
----                                        -----                                    ----
 /s/ MARVIN E. GREENFIELD                   Chairman, President                 April 30, 1999
     Marvin E. Greenfield                   and Director (and
                                            Principal Executive and
                                            Financial Officer)

 /s/ PAUL ROSEN                             Director                            April 30, 1999
     Paul Rosen

 /s/ PAUL WOOLFORD                          Director                            April 30, 1999
     Paul Woolford

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